As filed with the Securities and Exchange Commission on September 16, 1998

                                               Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                            Tredegar Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           VIRGINIA                                       54-1497771
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              1100 Boulders Parkway
                            Richmond, Virginia 23225
                    (Address of Principal Executive Offices)
                               -------------------

                              DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)
                               -------------------

                    Norman A. Scher, Executive Vice President
                        Nancy M. Taylor, General Counsel
                            Tredegar Industries, Inc.
                              1100 Boulders Parkway
                                    Richmond,
                     (Name and Address of Agent For Service)
                                 (804) 330-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:

                          C. Porter Vaughan, III, Esq.
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed            Proposed
 Title of                       Maximum              Maximum
Securities        Amount        Offering            Aggregate         Amount Of
   To Be            To Be       Price Per           Offering        Registration
Registered       Registered       Share               Price             Fee
--------------------------------------------------------------------------------
Common Stock       45,000       $17.97(*)         $808,650.00          $238.55
================================================================================
*Estimated solely for the purpose of determining the Registration Fee and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on September 15, 1998, as reported in The Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Tredegar Industries, Inc. (the "Company") with the Commission (file No. 1-10258) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (iv) the Company's Current Report on Form 8-K, as amended, dated August 19, 1998; and (v) the Company's Form 10, as amended, dated May 17, 1989, containing a description of the Company's Common Stock (the "Common Stock").

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the Company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in either case in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1      Amended  and  Restated   Articles  of   Incorporation  of  the  Company
         (incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

4.1.1 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2      Bylaws of the Company (incorporated  herein  by  reference from Exhibit
         3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2     Consent of PricewaterhouseCoopers LLP

24       Powers of Attorney (contained herein).


Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities
Act,  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby authorizes each of the agents for service named in the Registration Statement, as attorney-in-fact, to sign on his or her behalf individually and in each capacity stated below and to file all amendments, including any post-effective amendment, to the Registration Statement and Tredegar Industries, Inc. hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 25th day of August, 1998.

                                      TREDEGAR INDUSTRIES, INC.


                                      By /s/ John D. Gottwald
                                          John D. Gottwald, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of August, 1998.

          Signature                            Title

 /s/ John D. Gottwald               President and Director
        (John D. Gottwald)          (Principal Executive Officer)


 /s/ N. A. Scher                    Executive Vice President, Chief Financial
         (Norman A. Scher)          Officer and Director
                                    (Principal Financial Officer)


 /s/ D. Andrew Edwards              Treasurer and Corporate Controller
        (D. Andrew Edwards)         (Principal Accounting Officer)


 /s/ Austin Brockenbrough, III      Director
    (Austin Brockenbrough, III)


 /s/ Phyllis Cothran                Director
         (Phyllis Cothran)


 /s/ Richard W. Goodrum             Director
       (Richard W. Goodrum)


 /s/ Floyd D. Gottwald, Jr.         Director
     (Floyd D. Gottwald, Jr.)



 /s/ William M.  Gottwald           Director
       (William M. Gottwald)

                                    Director
          (Andre B. Lacy)


 /s/ Richard L. Morrill             Director
       (Richard L. Morrill)


 /s/ Emmett J. Rice                 Director
         (Emmett J. Rice)


 /s/ Thomas G. Slater, Jr.          Director
      (Thomas G. Slater, Jr.)

                                  EXHIBIT INDEX



             Exhibit No.                                  Description

                 4.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from
                                         Exhibit  3.1  of the  Company's  Annual
                                         Report on Form 10-K for the year  ended
                                         December 31, 1989).

                4.1.1 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended
                                         June 30, 1998).

                 4.2 Bylaws of the Company (incorporated herein by reference from Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                                         1998).

                  5                      Opinion of Hunton & Williams  as to the
                                         legality   of  the   securities   being
                                         registered.

                23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

                23.2                     Consent of PricewaterhouseCoopers LLP

                 24                      Powers of Attorney (contained herein).